Exhibit 99.01

OGE Energy Corp. 2nd quarter earnings higher from hot weather

OKLAHOMA CITY - OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company (OG&E) and OGE Enogex Holdings LLC, today reported earnings of $1.04 per diluted share for the three months ended June 30, 2011, compared to $0.78 per diluted share for the second quarter of 2010.

OG&E, a regulated electric utility, contributed earnings of $0.79 per share in the second quarter, compared with earnings of $0.61 per share in the second quarter last year. Enogex, a midstream natural gas pipeline business, contributed earnings of $0.25 per share compared with earnings of $0.19 per share in the year-ago quarter. The holding company posted break-even results in the second quarter, compared with a loss of $0.02 per share in the second quarter of 2010.

"The summer heat in our service area highlights the outstanding performance by our members to serve our customers, as well as the importance of our continuing infrastructure investments for reliable service," said Pete Delaney, OGE Energy chairman and CEO. "In our midstream business, we're pleased to report margins are up in all areas as we continue to see growth in the natural gas liquids-rich basins of the midcontinent."

Discussion of Second Quarter 2011
OGE Energy's consolidated gross margin on revenues was $428 million in the second quarter, compared with $381 million a year ago. Net income attributable to OGE Energy was $103 million in the second quarter, compared to $77 million in the year-ago quarter.

OG&E's gross margin on revenues was $314 million in the second quarter, compared with $282 million in the comparable quarter last year. The increase was due primarily to hot weather, with cooling-degree days 20 percent higher than last year and 62 percent above normal, partially offset by higher operating expenses. Net income for OG&E was $79 million in the second quarter, compared with $60 million a year earlier.

Enogex's gross margin on revenues was $114 million in the second quarter, compared with $99 million in the comparable quarter last year. The increase was primarily due to higher natural gas gathering volumes and natural gas liquids prices. Net income attributable to OGE Enogex Holdings was $25 million in the second quarter, compared to $19 million a year earlier.

2011 Outlook
OGE Energy projects earnings to exceed the top end of the previously issued earnings guidance of $3.00 to $3.20 per average diluted share. The primary driver for the increase is higher gross margins at the utility from the extremely hot summer weather experienced in its service territory thus far in 2011. With the exception of the warmer weather experienced through July 31, 2011, the key factors and assumptions regarding the Company's 2011 earnings guidance remain unchanged and are contained in the Company's Form 10-K for the year ended December 31, 2010 and the Company's Form 10-Q for the quarter ended March 31, 2011 on file with the Securities and Exchange Commission.

Conference Call Webcast
OGE Energy will host a conference call for discussion of the results and the outlook for the rest of 2011 on Thursday, Aug. 4, at 8 a.m. CDT. The conference will be available through www.oge.com. OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves more than 786,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of OGE Enogex Holdings LLC, a midstream natural gas pipeline business with principal operations in

Oklahoma.

Some of the matters discussed in this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate", "believe", "estimate", "expect", "intend", "objective", "plan", "possible", "potential", "project" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, access to existing lines of credit, access to commercial paper markets, actions of rating agencies and their impact on capital expenditures; the ability of the Company and its subsidiaries to access the capital markets and obtain financing on favorable terms; prices and availability of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other as well as the processing contract mix between percent-of-liquids, keep-whole and fixed-fee; business conditions in the energy and natural gas midstream industries; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials for current and future construction projects; Federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company's markets; environmental laws and regulations that may impact the Company's operations; changes in accounting standards, rules or guidelines; the discontinuance of accounting principles for certain types of rate-regulated activities; whether OG&E can successfully implement its Smart Grid program to install meters for its customers and integrate the Smart Grid meters with its customer billing and other computer information systems; advances in technology; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company's nonregulated business compared with the Company's regulated utility business; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission including those listed in Risk Factors and Exhibit 99.01 to the Company's Form 10-K for the year ended December 31, 2010.

Note: Consolidated Statements of Income, Financial and Statistical Data attached.

OGE Energy Corp.
consolidated statements of income
(unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
	(In millions, except per share data)
OPERATING REVENUES
Electric Utility operating revenues	$568.7	$512.8	$990.8	$956.8
Natural Gas Midstream Operations operating revenues	409.4	374.4	827.8	806.2
Total operating revenues	978.1	887.2	1,818.6	1,763.0
COST OF GOODS SOLD (exclusive of depreciation and amortization shown below)
Electric Utility cost of goods sold	242.5	218.9	450.0	457.8
Natural Gas Midstream Operations cost of goods sold	307.6	287.6	633.3	618.8
Total cost of goods sold	550.1	506.5	1,083.3	1,076.6
Gross margin on revenues	428.0	380.7	735.3	686.4
OPERATING EXPENSES
Other operation and maintenance	146.6	135.0	284.9	258.6
Depreciation and amortization	74.7	71.2	148.7	141.5
Taxes other than income	24.5	23.0	51.6	48.0
Total operating expenses	245.8	229.2	485.2	448.1
OPERATING INCOME	182.2	151.5	250.1	238.3
OTHER INCOME (EXPENSE)
Interest income	0.1	—	0.2	—
Allowance for equity funds used during construction	5.8	2.3	10.2	4.6
Other income	7.0	3.4	13.3	6.5
Other expense	(3.5)	(5.0)	(5.8)	(7.4)
Net other income	9.4	0.7	17.9	3.7
INTEREST EXPENSE
Interest on long-term debt	35.8	33.4	71.2	67.0
Allowance for borrowed funds used during construction	(2.9)	(1.0)	(5.2)	(2.2)
Interest on short-term debt and other interest charges	1.6	1.6	2.6	3.3
Interest expense	34.5	34.0	68.6	68.1
INCOME BEFORE TAXES	157.1	118.2	199.4	173.9
INCOME TAX EXPENSE	47.8	40.3	60.4	70.8
NET INCOME	109.3	77.9	139.0	103.1
Less: Net income attributable to noncontrolling interests	6.3	0.6	11.2	1.6
NET INCOME ATTRIBUTABLE TO OGE ENERGY	$103.0	$77.3	$127.8	$101.5

BASIC AVERAGE COMMON SHARES OUTSTANDING	98.0	97.3	97.8	97.2
DILUTED AVERAGE COMMON SHARES OUTSTANDING	99.3	98.7	99.2	98.6

BASIC EARNINGS PER AVERAGE COMMON SHARE
ATTRIBUTABLE TO OGE ENERGY COMMON SHAREHOLDERS	$1.05	$0.79	$1.31	$1.04

DILUTED EARNINGS PER AVERAGE COMMON SHARE
ATTRIBUTABLE TO OGE ENERGY COMMON SHAREHOLDERS	$1.04	$0.78	$1.29	$1.03

OGE Energy Corp.
financial and statistical data
(unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
	(In millions)
ELECTRIC UTILITY
Operating revenues by classification
Residential	$234.4	$207.7	$411.2	$398.9
Commercial	141.9	132.0	240.1	233.0
Industrial	55.9	52.8	100.0	98.3
Oilfield	42.7	40.4	77.6	76.0
Public authorities and street light	55.0	50.5	93.3	90.0
Sales for resale	14.9	14.5	28.1	31.2
System sales revenues	544.8	497.9	950.3	927.4
Off-system sales revenues	12.5	7.5	21.9	13.9
Other	11.4	7.4	18.6	15.5
Total operating revenues	$568.7	$512.8	$990.8	$956.8

Sales of Electricity - MWH (a) sales by classification
Residential	2.3	2.0	4.5	4.4
Commercial	1.8	1.8	3.3	3.2
Industrial	1.0	1.0	1.9	1.9
Oilfield	0.8	0.8	1.6	1.5
Public authorities and street light	0.8	0.7	1.5	1.4
Sales for resale	0.4	0.4	0.7	0.7
System sales	7.1	6.7	13.5	13.1
Off-system sales	0.3	0.2	0.6	0.3
Total sales	7.4	6.9	14.1	13.4

Number of customers	786,125	779,359	786,125	779,359

Average cost of energy per KWH (b) - cents
Natural gas	4.485	4.503	4.477	5.050
Coal	2.032	1.916	2.033	1.858
Total fuel	2.986	2.832	2.842	3.049
Total fuel and purchased power	3.255	3.127	3.156	3.334

Degree days
Heating
Actual	174	158	2,078	2,298
Normal	236	236	2,199	2,199
Cooling
Actual	885	737	926	745
Normal	547	547	555	555

NATURAL GAS MIDSTREAM OPERATIONS
Operating revenues	$430.1	$397.5	$872.5	$857.6
Operating income	$48.9	$38.5	$90.5	$95.5
Net income attributable to Enogex	$25.0	$18.6	$43.8	$46.0
Net cash provided from operating activities	$86.9	$108.2	$136.1	$154.7
Capital expenditures	$109.5	$62.8	$174.6	$96.7

Gathered volumes – TBtu/d (c)	1.36	1.33	1.33	1.30
Incremental transportation volumes – TBtu/d (d)	0.53	0.41	0.51	0.44
Total throughput volumes – TBtu/d	1.89	1.74	1.84	1.74

Natural gas processed – TBtu/d	0.76	0.83	0.76	0.78

Natural gas liquids sold (keep-whole) – million gallons	42	50	84	92
Natural gas liquids sold (purchased for resale) – million gallons	112	121	224	220
Natural gas liquids sold (percent-of-liquids) – million gallons	7	8	14	15
Total natural gas liquids sold – million gallons	161	179	322	327

Average natural gas liquids sales price per gallon	$1.24	$0.86	$1.17	$0.94

Average natural gas sales price per MMBtu (e)	$4.36	$4.01	$4.25	$4.65

(a) Megawatt-hours.
(b) Kilowatt-hours.
(c) Trillion British thermal units per day.
(d) Incremental transportation volumes consist of natural gas moved only on the transportation pipeline.
(e) Million British thermal units.